SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 6, 2009
GRUBB & ELLIS COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-8122	94-1424307

(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
formation)
1551 North Tustin Avenue, Suite 300, Santa Ana, California 92705

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (714) 667-8252
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
C. Michael Kojaian Appointed Chairman of Grubb & Ellis Company
     On January 6, 2009, the Board of Directors of Grubb & Ellis Company (the “Company”) unanimously appointed C. Michael Kojaian as its Non-Executive Chairman of the Board of Directors, effective immediately. Mr. Kojaian replaces Glenn L. Carpenter, who voluntarily stepped down as Chairman, but remains on the Board of Directors as an independent director. As Non-Executive Chairman of the Board, Mr. Kojaian now presides over the executive sessions of the Board of Directors, as Mr. Carpenter previously did when he was Chairman.
     Mr. Kojaian has been a member of the Board of Directors of the Company since 1996. He served as Chairman from June 2002 through the completion of the Company’s merger with NNN Realty Advisors, LLC in December 2007. He is President of Kojaian Ventures, LLC and Executive Vice President of Kojaian Management Corporation, both of which are investment firms. He is also a director of Arbor Realty Trust, Inc.
     Mr. Carpenter joined the Board of Directors of NNN Realty Advisors in 2006, and became a member of the Board of Directors of the Company following the completion of the merger. He was named Chairman in February 2008.
     A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
Change in Gary H. Hunt’s compensation as Interim Chief Executive Officer of the Company
     On January 6, 2009, the Board of Directors of the Company determined that commencing on January 1, 2009, and until the appointment of a permanent Chief Executive Officer, Gary H. Hunt’s compensation as interim Chief Executive Officer of the Company is to be increased from $50,000 to $100,000 a month. Mr. Hunt does not receive any director’s fees for his service as a member of the Company’s Board of Directors.
     The Company has been engaged in a search for a permanent Chief Executive Officer since Scott D. Peters abruptly and unexpectedly resigned as the Company’s Chief Executive Officer in July 2008. The search process was impeded, however, in the fourth quarter of 2008 by the proxy contest in connection the Company’s Annual Stockholders’ Meeting held in December in which the Company ultimately prevailed. The Company remains actively engaged in its search for a permanent Chief Executive Officer.
Item 9.01 Financial Statements and Exhibits.
(d)	The following are filed as Exhibits to this Current Report on Form 8-K:
99.1	Press Release issued by Grubb & Ellis Company on January 7, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant’s behalf.

GRUBB & ELLIS COMPANY
By:	/s/ Richard W. Pehlke
Richard W. Pehlke
Chief Financial Officer and Executive Vice President

Dated: January 12, 2009

Exhibit Index
Exhibit no.	Description
99.1	Press Release issued by Grubb & Ellis Company on January 7, 2009.